UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 9, 2004
(Date of earliest event reported)

ALASKA AIR GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054

(Commission File Number)	(IRS Employer Identification No.)

19300 Pacific Highway South, Seattle, Washington	98188

(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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FORWARD-LOOKING INFORMATION

This report contains forward-looking statements that are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include our estimates of employee reductions and collective cost savings from our restructuring initiatives and other statements that relate to future events or our future financial performance. These statements involve known and unknown risks and uncertainties that may cause our actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “forecast,” “may,” “will,” “could,” “should,” “expect,” “plan,” “believe,” “potential” or other similar words indicating future events or contingencies. Some of the things that could cause our actual results to differ from our expectations are: the acceptance of our voluntary severance program by the unions representing eligible employees as well as the longevity and pay levels of employees who agree to participate in the program; economic conditions; the continued impact of terrorist attacks, global instability and potential additional U.S. military involvement; our significant indebtedness; downgrades of our credit ratings; the competitive environment and other trends in our industry; changes in laws and regulations; changes in our operating costs including fuel; changes in our business plans; interest rates and the availability of financing; liability and other claims asserted against us; labor disputes; our ability to attract and retain qualified personnel; and inflation. For additional discussion of these and other risk factors, see Item 1 of the Company’s Amendment No. 1 to its Annual Report for the year ended December 31, 2003 on Form 10-K/A. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results.

ITEM 2.05. Costs Associated With Exit or Disposal Activities

On September 9, 2004, Alaska Airlines, Inc. (Alaska), a subsidiary of Alaska Air Group, Inc. issued press releases announcing its commitment today to a wide ranging series of initiatives designed to streamline operations and reduce operating costs. The press releases further describe the initiatives and the facts and circumstances leading to them.

Alaska expects this program, combined with the management restructuring initiative previously announced, to result in a reduction of approximately 900 employees and collective annual operating expense savings of $30 to $35 million per year. The up-front termination costs and related accounting charges, the majority of which will be recorded in the third and fourth quarter of 2004, associated with this program are expected to be significant.

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The company will be offering a voluntary severance package to the most-affected work groups to reduce the need for involuntary separations. The company will also be contacting the leaders of affected unions about the terms of the program. The estimated total cost of the severance and other benefits related to these initiatives will be dependent on acceptance of the program by the union and on the longevity and pay levels of the employees who ultimately leave the company. Accordingly, it is not feasible to provide an estimate at this time of the amount of the collective or major individual costs, including expected future cash expenditures.

The press releases are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by this reference.

ITEM 9.01. Financial Statements and Exhibits

(c) Exhibits.

     99.1 Press Release dated September 9, 2004

     99.2 Press Release dated September 9, 2004

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: September 9, 2004

/s/ Brandon S. Pedersen
Brandon S. Pedersen
Staff Vice President/Finance and Controller

/s/ Bradley D. Tilden
Bradley D. Tilden
Executive Vice President/Finance and Chief Financial Officer

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